CERTIFICATE OF CORRECTION

                                       OF


                    SECOND AMENDED CERTIFICATE OF DESIGNATION

                                       OF

                    SERIES A 7.5% CONVERTIBLE PREFERRED STOCK

                                       OF

                      EDUCATIONAL VIDEO CONFERENCING, INC.


(Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware)

     Educational  Video   Conferencing,   Inc.,  a  Delaware   corporation  (the
"Corporation"), does hereby certify that:

     1. The name of the corporation is Educational Video Conferencing, Inc.

     2. The Second Amended Certificate of Designation of Series A 7.5% Convertible Preferred Stock of the Corporation (the "Certificate of Designation"), which was filed by the Secretary of State of Delaware on February 3, 2000, is hereby corrected.

     3. The inaccuracy to be corrected in the Certificate of Designation is as follows:

     The parenthetical "(other than issuance of Common Shares upon exercise, conversion or exchange of securities referred to in (B) and (C) of this Section 6.4 or upon exercise of currently outstanding options and warrants)" was omitted from the end of clause (A) of Section 6.4.

     4. The portion of the instrument in corrected form is as follows:

                "Section 6.4 Adjustments to Conversion Ratio

               For so long as any shares of the Series A Preferred Stock are outstanding, if the Corporation issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Shares at a purchase price that is lower than the Conversion Price on the date of issuance of such Common Shares (other than issuance of Common Shares upon exercise, conversion or exchange of securities referred to in (B) and (C) of this Section 6.4 or upon exercise of currently outstanding options and warrants), (B) warrants or options with an exercise price on the date of issuance thereof that is lower than the






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          Conversion  Price for the Holder on such date,  except for warrants or options issued  pursuant to employee stock option  agreements or stock
          incentive   agreements  of  the   Corporation,   or  (C)  convertible,
          exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements, then the Conversion Ratio shall be reduced to equal the lowest of any such lower rates."

Executed on this 3rd day of March, 2000.

                                                  /s/ Richard Goldenberg
                                                  ------------------------------
                                                  Name:  Richard Goldenberg
                                                  Title: Chief Financial Officer






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